SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C.  20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported):  February 19, 2014

Desert Hawk Gold Corp.

(Exact Name of Registrant as Specified in Charter)

Nevada	333-169701	82-0230997
(State or Other Jurisdiction of Incorporation)	Commission File Number	(IRS Employer Identification No.)

1290 Holcomb Avenue, Reno, NV	89502
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (775) 337-8057

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

      .Written communications pursuant to Rule 425 under the Securities Act

      .Soliciting material pursuant to Rule 14a-12 under the Exchange Act

      .Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act

      .Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

Item 1.01

Entry into a Material Definitive Agreement.

On February 19, 2014, we entered into a Tenth Amendment (the “Tenth Amendment”) to our Investment Agreement with DMRJ Group I, LLC (“DMRJ Group”), which further amended the Investment Agreement, dated as of July 14, 2010, as previously amended (the “Investment Agreement”), pursuant to which, among other things, DMRJ Group has made available to us the following term loan advances, in DMRJ Group’s sole discretion: $2,000,000 on the date of the Tenth Amendment, $1,000,000 on the 20th day of each of the three months immediately following the date of the Tenth Amendment commencing March 20, 2014 and $700,000 on June 20, 2014 (for a total of $5,700,000) (the “Term Loan Advances”).  Proceeds from the Term Loan Advances are to be used for the development and construction of a heap leach pad and process facility (including the posting of the reclamation bond) and for working capital. The total commitment under the Investment Agreement is now $11,989,492 and all outstanding amounts owed under the terms of the Investment Agreement shall accrue interest at 15% per annum until paid in full. The maturity date of this and all prior advances is now set at October 31, 2016.

Section 2.05 of the Investment Agreement was deleted and replaced with the following:

2.05 Prepayment of Term Loan Advances. On the last Business Day of each calendar month, commencing October 31, 2014, the Company shall pay to the Investor an amount equal to 100% of cash flows from operations for the immediately preceding month, if any, less mutually agreed upon capital expenditures (and if an agreement on capital expenditures is not reached than 100% of cash flows from operations) subject to a minimum cash balance of $200,000 until such time as the unpaid principal amount of all Term Loan Advances outstanding and all accrued interest has been paid in full. Investor shall apply such payments first to accrued but unpaid interest due and second to outstanding principal amount of all Term Loan Advances.

A copy of the Tenth Amendment has been included as an exhibit to this report.

In addition, the Company issued to DMRJ Group 249,603 shares of Series B Preferred Stock. The Company amended the Certificates of Designation for the Series A Preferred Stock and the Series A-1 and A-2 Preferred Stock to eliminate the mandatory dividends payable to the holders of the Series A Preferred Stock and to exclude from the definition of convertible securities, the shares of Series A Preferred Stock and the Series A-2 Preferred Stock previously issued to DMRJ Group and any future issuances of any shares of Series A, Series, B, and Series A-1 and A-2 to DMRJ Group or any of its affiliates. The Certificate of Designations for Series B Preferred Stock and the amendments to the Certificate of Designations for Series A and the Series A-1 and A-2 Preferred Stock have been filed with the Nevada Secretary of State and have been attached as exhibits to this report.

As a condition of the closing, Eric Moe resigned as a director of the Company. Mr. Moe had no disagreements with the Company and his resignation as a director has left a vacancy on the Board of Directors which has not been filled.

In conjunction with entering into the Tenth Amendment, the Company entered into an Amended and Restated Promissory Note (the “Note”) with DMRJ Group. The principle amount of the Note is $11,989,492 and the Note is due by October 31, 2016.

A copy of the Note has been included as Exhibit A of Exhibit 99.1 to this report.

Item 2.03

Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

Pursuant to the Tenth Amendment, the Company received an initial term loan advance of $2,000,000.

The Tenth Amendment creates a direct financial obligation of the Company as described in Item 1.01 above.  The information in response to Item 1.01 above in regard to the Tenth Amendment is incorporated into this item.

Item 3.02

Unregistered Sales of Equity Securities.

The shares of Series B Preferred Stock were issued without registration under the Securities Act by reason of the exemption from registration afforded by the provisions of Section 4(a)(5) and/or Section 4(a)(2) thereof, and Rule 506 promulgated thereunder, as a transaction by an issuer not involving any public offering. At the time of the issuance, DMRJ Group was an accredited investor as defined in Regulation D. No underwriting discounts or commissions were paid in connection with the preferred stock transaction.

The Tenth Amendment allows for unregistered sales of securities of the Company as described in Item 1.01 above. The information in response to Item 1.01 above in regard to the Tenth Amendment is incorporated into this item.

Item 3.03

Material Modification to Rights of Security Holders.

The Tenth Amendment allows for the modification to the rights of security holders of the Company holding the Series A and the Series A-2 Preferred shares (no Series A-2 Preferred shares are outstanding) as described in Item 1.01 above. The information in response to Item 1.01 above in regard to the Tenth Amendment is incorporated into this item.

Item 5.01

Changes in Control of Registrant.

Following to the issuance of the Series B Preferred shares to DMRJ Group, DMRJ Group now has in excess of a majority of the outstanding shareholder vote of the Company on an as converted basis. DMRJ Group now owns in excess of 74% of the outstanding votes of the Company.

Item 5.02

Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

The Tenth Amendment evidences the resignation of Eric Moe as a director of the Company as described in Item 1.01 above. The information in response to Item 1.01 above in regard to the Tenth Amendment is incorporated into this item.

Item 8.01

Other Events.

On January 7, 2014, the Notice of Intention to Commence Large Mining Operations and reclamation surety for the Kiewit mine were approved by the Division of Oil, Gas and Miming. The surety amount is $1,348,000 and has subsequently been posted by the Company.

On February 6, 2014, a Notice of Appeal and Petition for Stay (the “Notice”) was filed by the Confederated Tribes of the Goshute Reservation (the “Tribes”) against the Bureau of Land Management (the “BLM”) appealing the BLM’s approval of the Final Environmental Assessment (DOI-BLM-UT-010-2012-0010-EA), Finding of No Significant Impact, Decision Record, and Plan of Operations Approval (U-87834). The Tribes intend to submit a Statement of Reasons to support the appeal within 30 days of the filing of the Notice.

Item 9.01

Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description
4.1	Certificate of Designations Series B Preferred Stock
4.2	Amendment #1 to Certificate of Designations Series A Preferred Stock
4.3	Amendment #1 to Certificate of Designations Series A-1 & A-2 Preferred Stock
99.1	Tenth Amendment to Investment Agreement, including Note

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Desert Hawk Gold Corp.

Date: February 25, 2014	By /s/ Rick Havenstrite
Rick Havenstrite, President

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